As filed with the Securities and Exchange Commission on October 11, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Allis-Chalmers Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	1389	39-0126090
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification number)

5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Victor M. Perez
Chief Financial Officer
5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Robert V. Jewell
Henry Havre
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public:  At such time or times after the effective date of this Registration Statement as the selling stockholder shall determine.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee
Common Stock	3,200,000	$18.12	$57,984,000	$1,781

(1)	All of the shares of common stock offered hereby are for the accounts of the selling stockholder.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low price for the Common Stock on October 10, 2007 as reported by the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 11, 2007

PROSPECTUS

3,200,000 Shares

ALLIS-CHALMERS ENERGY INC.

Common Stock

This prospectus relates to the resale of 3,200,000 shares of the common stock of Allis-Chalmers Energy Inc. that may be offered and sold from time to time by the selling stockholder named in this prospectus.

The selling stockholder and its permitted transferees may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholder. The selling stockholder may sell the shares directly or through underwriters, brokers or dealers. The selling stockholder will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholder. See “Plan of Distribution” on page 4 for more information on this topic.

Our common stock is listed on the New York Stock Exchange under the symbol “ALY.” On October 10, 2007, the closing sale price of our common stock on the New York Stock Exchange was $18.44 per share.

Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2007

Page

About This Prospectus	i
Where You Can Find More Information	ii
Incorporation By Reference	ii
Cautionary Statement Regarding Forward-Looking Statements	iii
Industry and Market Data	iii
Prospectus Summary	1
Risk Factors	2
Use of Proceeds	3
Selling Stockholder	3
Plan of Distribution	4
Legal Matters	5
Experts	5
Opinion of Andrews Kurth LLP
Consent of UHY LLP
Consent of Wright, Moore, Dehart, Dupuis & Hutchinson, LLC
Consent of Curtis Blakely & Co., PC
Consent of Accounting & Consulting Group, LLP
Consent of UHY LLP
Consent of Sibille
Consent of Broussard, Poche, Lewis & Breaux, L.L.P.
Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may sell the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Allis-Chalmers,” “we,” “us,” and “our” mean Allis-Chalmers Energy Inc. and its wholly owned subsidiaries.

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the resale by the selling stockholder of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.alchenergy.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 15, 2007, which we refer to collectively as our 2006 Form 10-K;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2007, as filed with the SEC on May 10, 2007, which we refer to collectively as our First Quarter 2007 Form 10-Q;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 9, 2007, which we refer to as our Second Quarter 2007 Form 10-Q;

•	our current reports on Form 8-K and 8-K/A, as filed with the SEC on January 4, 2007, January 24, 2007, January 25, 2007, January 29, 2007 (two reports), February 13, 2007, March 7, 2007, April 3, 2007, April 16, 2007, April 19, 2007, May 2, 2007, May 17, 2007, July 13, 2007, July 24, 2007 and August 9, 2007;

•	our current reports on Form 8-K and 8-K/A containing additional information required by Rule 3-05 and Article 11 of Regulation S-X, as filed with the SEC on April 5, 2005, May 6, 2005, June 10, 2005, July 15, 2005, September 2, 2005, July 17, 2006, August 14, 2006, September 29, 2006, October 19, 2006, October 26, 2006, December 13, 2006 and December 18, 2006; and

•	the description of our common stock in our Registration Statement on Form 8-A (File No. 001-02199) under Section 12(b) of the Exchange Act.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

ii

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
Attn: Investor Relations

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 2. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

We have obtained some industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus (or in documents incorporated by reference in this prospectus) regarding our industry and our position in the industry based on estimates made based on our experience in the industry and our own investigation of market conditions. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that the industry and market data included or incorporated by reference in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot, and the underwriters cannot, guarantee the accuracy or completeness of any such information.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

We are a multi-faceted oilfield services company that provides services and equipment to oil and natural gas exploration and production companies, domestically in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Utah, Wyoming, Arkansas, Alabama, West Virginia, offshore in the Gulf of Mexico, and internationally in Argentina and Mexico. We operate in six sectors of the oil and natural gas service industry: rental services; international drilling; directional drilling; tubular services; underbalanced drilling; and production services. Our central operating strategy is to provide high-quality, technologically advanced services and equipment. As a result of our commitment to customer service, we have developed strong relationships with many of the leading oil and natural gas companies, including both independents and majors.

Our growth strategy is focused on identifying and pursuing opportunities in markets we believe are growing faster than the overall oilfield services industry in which we believe we can capitalize on our competitive strengths. Over the past several years, we have significantly expanded the geographic scope of our operations and the range of services we provide through organic growth and strategic acquisitions. Our organic growth has primarily been achieved through expanding our geographic scope, acquiring complementary property and equipment, hiring personnel to service new regions and cross-selling our products and services from existing operating locations. Since 2001, we have completed 19 acquisitions, including six in 2005 and five significant acquisitions in 2006.

Our principal executive offices are located at 5075 Westheimer, Suite 890, Houston, Texas 77056, and our telephone number at that address is (800) 997-9534. Our website address is http://www.alchenergy.com. However, information contained on our website is not incorporated by reference into this prospectus, and you should not consider the information contained on our website to be part of this prospectus.

RISK FACTORS

An investment in our common stock is subject to numerous risks, including those listed below and the other risks listed under the caption “Risk Factors” incorporated by reference to our 2006 Form 10-K and our Second Quarter 2007 Form 10-Q. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in the common stock. You could lose all or part of your investment in the common stock.

Additional Risks Associated With an Investment in Our Common Stock

We may have a contingent liability arising out of a possible violation of Section 5 of the Securities Act in connection with electronic communications sent to potential investors in our common stock.

On or about July 20, 2006, one of the proposed underwriters of our common stock offering (which closed on August 14, 2006) sent e-mails and/or instant messages to approximately 20 potential investors in our common stock. Although we did not authorize these communications, and we believe they were not made or intended to be made on our behalf, these communications may have constituted violations of Section 5 of the Securities Act. Accordingly, if the recipients of these emails purchased shares in the August 2006 common stock offering, they might have the right, under certain circumstances, to require us to repurchase those shares. Consequently, we could have a contingent liability arising out of these possible violations of the Securities Act. The magnitude of this liability is presently impossible to quantify, and would depend upon the number of shares purchased by the recipients of such communications and the trading price of our common stock. However, the proposed underwriter who sent these electronic communications did not act as an underwriter in the August 2006 common stock offering, and we and the underwriters that did participate in the August 2006 common stock offering took measures designed to ensure that the recipients of the communications did not have the opportunity to purchase shares in that offering. Furthermore, if any investors in our common stock do assert any such liability, we intend to contest the matter vigorously, and in light of the remedial measures and our belief that the communications were not made or intended to be made on our behalf, we do not believe that any such liability would be material to our financial condition.

Substantial sales of our common stock could adversely affect our stock price.

Sales of a substantial number of shares of common stock after the date of this prospectus, or the perception that such sales could occur, could adversely affect the market price of our common stock by introducing a large number of sellers to the market. Such sales could cause the market price of our common stock to decline.

As of October 8, 2007, we had 35,046,745 shares of common stock outstanding. We have reserved an additional 2,547,263 shares of common stock for issuance under our equity compensation plans, of which 650,931 shares are currently issuable upon the exercise of outstanding options with a weighted average exercise price of $6.45 per share. In addition, we have reserved 4,000 shares for issuance upon the exercise of outstanding options (with an exercise price of $13.75 per share) granted to former and continuing board members in 1999 and 2000. All of the shares of common stock to be sold pursuant to this prospectus and any additional shares of common stock that may be sold pursuant to any other registration statements that we have filed, or may file in the future, with the SEC will be freely tradable without restriction or further registration under the federal securities laws unless purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

In connection with our acquisition of all the outstanding capital stock of DLS Drilling, Logistics & Services Corporation, or DLS, we entered into an investors rights agreement with the seller parties to the DLS stock purchase agreement, who collectively hold 2.5 million shares of our common stock. In connection with our acquisition of substantially all the assets of Oil & Gas Rental Services, Inc., which we refer to as OGR, we entered into an investor rights agreement with OGR, which owns 3.2 million shares of our common stock. Under these agreements, the DLS sellers and the OGR sellers are entitled to certain rights with respect to the registration of the sale of such shares under the Securities Act. We have filed the registration statement of which this prospectus forms a part in order to comply with our obligations under the investor rights agreement with OGR. By exercising their registration rights and causing a large number of shares to be sold in the public market, these holders could cause the market price of our common stock to decline.

We cannot predict whether future sales of our common stock, or the availability of our common stock for sale, will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from the sale of the shares by the selling stockholder.

SELLING STOCKHOLDER

On December 18, 2006, we completed the acquisition of substantially all of the assets of Oil & Gas Rental Services, Inc., or OGR, pursuant to the asset purchase agreement dated as of October 25, 2006, by and between us and OGR. In accordance with the asset purchase agreement, we issued an aggregate of 3,200,000 shares of our common stock to OGR as the stock component of the purchase price for the assets. The issuance of the shares to OGR was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, which did not involve a public offering. In accordance with (and in connection with the consummation of the transactions contemplated by) the asset purchase agreement, we entered into an investor rights agreement with OGR. Pursuant to the investor rights agreement, we agreed to, one year after the closing of the asset purchase agreement, file with the SEC a registration statement relating to the registration of the offer and sale by OGR of the 3,200,000 shares of our common stock issued to OGR pursuant to the asset purchase agreement. We have filed the registration statement of which this prospectus forms a part in order to comply with our obligation under the investor rights agreement with OGR.

Burt A. Adams is the President and Chief Operating Officer of Allis-Chalmers. Mr. Adams is also the President and Chief Executive Officer and a minority shareholder of OGR.

The following table sets forth information regarding the selling stockholder and the number of shares of common stock the selling stockholder is offering. The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholder as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. The percentage ownership data is based on 35,046,745 shares of our common stock issued and outstanding as of October 8, 2007.

	Shares Beneficially Owned			Shares Beneficially Owned
	Before the Offering		Shares That May be	After the Offering(2)
Name	Number	Percent	Offered Hereby	Number	Percent

Oil & Gas Rental Services, Inc.(1)	3,200,000	9.1%	3,200,000	—	—

(1)	The address of OGR is 948 Degravelle Road, Amelia, Louisiana 70340.

(2)	Assumes the selling stockholder disposes of all the shares of common stock covered by this prospectus.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus may be sold by the selling stockholder or its transferees from time to time in:

•	transactions in the over-the-counter market, the New York Stock Exchange, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the NYSE or exchanges;

•	underwritten offerings;

•	distributions to equity security holders, partners or other stockholders of the selling stockholder;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through a combination of these methods of sale.

The selling stockholder may sell the shares of our common stock at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	any other method permitted by law.

The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholder as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.

In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it. If the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Direct Sales, Agents, Dealers and Underwriters

The selling stockholder or its transferees may effect transactions by selling the shares of common stock in any of the following ways:

•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of shares will be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

Regulation M

The selling stockholder and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, the selling stockholder may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholder may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholder and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any. We will indemnify the selling stockholder against some civil liabilities, including some liabilities which may arise under the Securities Act of 1933.

In the event of a material change in the plan of distribution disclosed in this Prospectus, the selling stockholder will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the SEC.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Allis-Chalmers Energy Inc. as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given the authority of said firm as experts in auditing and accounting.

The financial statements of Delta Rental Service, Inc. and schedules and notes thereto incorporated by reference in this prospectus have been audited by Wright, Moore, Dehart, Dupuis & Hutchinson, LLC, independent certified public accountants, to the extent and for the periods set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Capcoil Tubing Services, Inc. and schedules and notes thereto incorporated by reference in this prospectus have been audited by Curtis Blakely & Co., PC, independent certified public accountants, to the extent and for the periods set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of W.T. Enterprises, Inc. and schedules and notes thereto incorporated by reference in this prospectus have been audited by Accounting & Consulting Group, LLP, independent certified public accountants, to the extent and for the periods set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Specialty Rental Tools Inc. as of December 31, 2005, 2004 and 2003, and for the years then ended have been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given authority of said firm as experts in auditing and accounting.

The consolidated financial statements of DLS Drilling, Logistics and Services Corporation as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein in reliance upon the report of Sibille (formerly Finsterbusch Pickenhayn Sibille), independent public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Petro-Rentals, Incorporated, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been audited by Broussard, Poché, Lewis & Breaux, L.L.P., certified public accountants, to the extent and for the periods set forth in their report thereon, and are so incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Oil & Gas Rental Services, Inc. as of October 31, 2006, 2005, and 2004, and for the years then ended have been audited by UHY LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. The selling stockholder will pay all brokerage commissions, underwriting discounts and commissions, transfer taxes and other similar selling expenses, if any, associated with its sales of the shares. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,781
Printing expenses	2,000
Accounting fees and expenses	35,000
Legal fees and expenses	20,000
Miscellaneous	1,219

Total	$60,000

Item 15.	Indemnification of Directors and Officers

The registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its by-laws provide for the indemnification by the registrant of each director, officer and employee of the registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant’s Certificate of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(o)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

The registrant has entered into separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the registrant and certain officers of the registrant (the “Indemnitees”). Pursuant to the terms and conditions of the Indemnity Agreements, the registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the registrant or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

Reference is made to the form of underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements we agree to in connection with offerings of the securities registered hereby.

Item 16.	Exhibits

The exhibits listed on the Exhibit Index to this Registration Statement are hereby incorporated by reference.

Item 17.	Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(i), (A)(1)(ii) and A(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 11th day of October, 2007.

ALLIS-CHALMERS ENERGY INC.

By:	/s/ Victor M. Perez
Victor M. Perez
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Munawar H. Hidayatallah, Victor M. Perez and Theodore F. Pound III, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Munawar H. Hidayatallah Munawar H. Hidayatallah	Chairman of the Board of Directors; Chief Executive Officer (Principal Executive Officer)	October 11, 2007

/s/ Burt A. Adams Burt A. Adams	President & Chief Operating Officer; Vice Chairman of the Board of Directors	October 11, 2007

/s/ Victor M. Perez Victor M. Perez	Chief Financial Officer (Principal Financial and Accounting Officer)	October 11, 2007

Ali H. M. Afdhal	Director	October 11, 2007

/s/ Alejandro P. Bulgheroni Alejandro P. Bulgheroni	Director	October 11, 2007

/s/ Carlos A. Bulgheroni Carlos A. Bulgheroni	Director	October 11, 2007

/s/ Victor F. Germack Victor F. Germack	Director	October 11, 2007

Signature	Title	Date

/s/ James M. Hennessy James M. Hennessy	Director	October 11, 2007

/s/ Jonathan E. McConnaughy, Jr. Jonathan E. McConnaughy, Jr.	Director	October 11, 2007

/s/ Robert E. Nederlander Robert E. Nederlander	Director	October 11, 2007

Zane Tankel	Director	October 11, 2007

/s/ Leonard Toboroff Leonard Toboroff	Director	October 11, 2007

EXHIBITS

Number		Exhibit Title

**1	.1	Underwriting Agreement
2.1		First Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, dated September 14, 1988, which includes the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 (incorporated by reference to Registrant’s Current Report on Form 8-K dated December 1, 1988).
2.2		Reorganization Trust Agreement dated September 14, 1988 by and between Registrant and John T. Grigsby, Jr., Trustee (incorporated by reference to Exhibit D of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
2.3		Agreement and Plan of Merger dated as of May 9, 2001 by and among Registrant, Allis-Chalmers Acquisition Corp. and OilQuip Rentals, Inc. (incorporated by reference to Registrant’s Current Report on Form 8-K filed May 15, 2001).
2.4		Stock Purchase Agreement dated February 1, 2002 by and between Registrant and Jens H. Mortensen, Jr. (incorporated by reference to Registrant’s Current Report on Form 8-K filed February 21, 2002).
2.5		Stock Purchase Agreement dated February 1, 2002 by and among Registrant, Energy Spectrum Partners LP, and Strata Directional Technology, Inc. (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
2.6		Stock Purchase Agreement dated August 10, 2004 by and among Allis-Chalmers Corporation and the investors named thereto (incorporated by reference to Exhibit 10.37 to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
2.7		Amendment to Stock Purchase Agreement dated August 10, 2004 (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
2.8		Addendum to Stock Purchase Agreement dated September 24, 2004 (incorporated by reference to Exhibit 10.55 to Registrant’s Current Report on Form 8-K filed on September 30, 2004).
2.9		Asset Purchase Agreement dated November 10, 2004 by and among AirComp LLC, a Delaware limited liability company, Diamond Air Drilling Services, Inc., a Texas corporation, and Marquis Bit Co., L.L.C., a New Mexico limited liability company, Greg Hawley and Tammy Hawley, residents of Texas and Clay Wilson and Linda Wilson, residents of New Mexico (incorporated by reference to the Current Report on Form 8-K filed on November 15, 2004).
2.10		Purchase Agreement and related Agreements by and among Allis-Chalmers Corporation, Chevron USA, Inc., Dale Redman and others dated December 10, 2004 (incorporated by reference to Exhibit 10.63 to the Registrant’s Current Report on Form 8-K filed on December 16, 2004).
2.11		Stock Purchase Agreement dated April 1, 2005, by and among Allis-Chalmers Energy Inc., Thomas Whittington, Sr., Werlyn R. Bourgeois and SAM and D, LLC. (incorporated by reference to Exhibit 10.51 to the Registrant’s Current Report on Form 8-K filed on April 5, 2005).
2.12		Stock Purchase Agreement effective May 1, 2005, by and among Allis-Chalmers Energy Inc., Wesley J. Mahone, Mike T. Wilhite, Andrew D. Mills and Tim Williams (incorporated by reference to Exhibit 10.51 to the Registrant’s Current Report on Form 8-K filed on May 6, 2005).
2.13		Purchase Agreement dated July 11, 2005 among Allis-Chalmers Energy Inc., Mountain Compressed Air, Inc. and M-I, L.L.C. (incorporated by reference to Exhibit 10.42 to the Registrant’s Current Report on Form 8-K filed on July 15, 2005).
2.14		Asset Purchase Agreement dated July 11, 2005 between AirComp LLC, W.T. Enterprises, Inc. and William M. Watts (incorporated by reference to Exhibit 10.43 to the Registrant’s Current Report on Form 8-K filed on July 15, 2005).
2.15		Asset Purchase Agreement by and between Patterson Services, Inc. and Allis-Chalmers Tubular Services, Inc. (incorporated by reference to Exhibit 10.44 to the Registrant’s Current Report on Form 8-K filed on September 8, 2005).
2.16		Stock Purchase Agreement dated as of December 20, 2005 between the Registrant and Joe Van Matre (incorporated by reference to Exhibit 10.33 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005).

Number		Exhibit Title

2.17		Stock Purchase Agreement, dated as of April 27, 2006, by and among Bridas International Holdings Ltd., Bridas Central Company Ltd., Associated Petroleum Investors Limited, and the Registrant. (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).
2.18		Stock Purchase Agreement, dated as of October 17, 2006, by and between Allis-Chalmers Production Services, Inc. and Randolph J. Hebert (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 19, 2006).
2.11		Asset Purchase Agreement, dated as of October 25, 2006, by and between Allis-Chalmers Energy Inc. and Oil & Gas Rental Services, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 26, 2006).
4.1		Specimen Stock Certificate of Common Stock of Registrant (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.2		Registration Rights Agreement dated as of March 31, 1999, by and between Allis-Chalmers Corporation and the Pension Benefit Guaranty Corporation (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
4.3		Registration Rights Agreement dated April 2, 2004 by and between Registrant and the Stockholder signatories thereto (incorporated by reference to Exhibit 10.43 to Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).
4.4		Registration Rights Agreement dated as of January 29, 2007 by and among Allis-Chalmers Energy Inc., the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 29, 2007).
4.5		Registration Rights Agreement dated as of January 18, 2006 by and among Allis-Chalmers Energy Inc., the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
4.6		Registration Rights Agreement dated as of August 14, 2006 by and among the Registrant, the guarantors listed on Schedule A thereto and RBC Capital Markets Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on August 14, 2006).
4.7		Indenture dated as of January 18, 2006 by and among the Registrant, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
4.8		First Supplemental Indenture dated as of August 11, 2006 by and among Allis-Chalmers GP, LLC, Allis-Chalmers LP, LLC, Allis-Chalmers Management, LP, Rogers Oil Tool Services, Inc., the Registrant, the other Guarantors (as defined in the Indenture referred to therein) and Wells Fargo Bank, N.A (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on August 14, 2006).
4.9		Second Supplemental Indenture dated as of January 23, 2007 by and among Petro-Rentals, Incorporated, the Registrant, the other Guarantor parties thereto and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2007).
4.10		Indenture, dated as of January 29, 2007, by and among the Registrant, the Guarantors named therein and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2007).
4.11		Form of 9.0% Senior Note due 2014 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
4.12		Form of 8.5% Senior Note due 2017 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2007).
4.13		Investors Rights Agreement, dated August 14, 2006, by and among the Company, Bridas International Holdings, Ltd., Bridas Central Company, Ltd. and Associated Petroleum Investors Limited (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 14, 2006).
4.14		Investor Rights Agreement, dated as of December 18, 2006, by and between the Registrant and Oil & Gas Rental Services, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 18, 2006).
*5	.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered by Allis-Chalmers Energy Inc.

Number		Exhibit Title

9.1		Shareholders Agreement dated February 1, 2002 by and among Jens’ Oilfield Service, Inc., a Texas corporation, Jens H. Mortensen, Jr., and Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
*23	.1	Consent of UHY LLP.
*23	.2	Consent of Wright, Moore, Dehart, Dupuis & Hutchinson, LLC.
*23	.3	Consent of Curtis Blakely & Co., PC.
*23	.4	Consent of Accounting & Consulting Group, LLP.
*23	.5	Consent of UHY LLP.
*23	.6	Consent of Sibille (formerly Finsterbusch Pickenhayn Sibille).
*23	.7	Consent of Broussard, Poché, Lewis & Breaux, L.L.P.
*23	.8	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
*23	.9	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
*24	.1	Powers of Attorney (included in Part II as a part of the signature pages of the Registration Statement).

*	Filed herewith.

**	If an underwriting agreement is utilized, it will be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.